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                                                                   Exhibit 99.1

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

(To be delivered on or before March 31 of each calendar year beginning with March 31, 2003, pursuant to Section 3.05 of the Pooling and Servicing Agreement referred to below)

                            CHASE MANHATTAN BANK USA
                   ------------------------------------------

                             CHASE USA MASTER TRUST
                   (formerly known as Providian Master Trust)
                    ------------------------------------------


         The undersigned, a duly authorized representative of Chase Manhattan Bank USA, National Association, as Servicer ("Chase USA"), pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended and restated as of February 5, 2002 (as amended and supplemented, the "Agreement"), among Card Acquisition Funding LLC as Transferor, Chase USA, as Servicer, and The Bank of New York, as Trustee, does hereby certify that:

1. Chase USA is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2. The undersigned is a servicing officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3. A review of the activities of the Servicer during the calendar year ended December 31, 2002, and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2002, which sets forth in detail (a) the nature of each such default, (b) the action taken by the Servicer, if any to remedy each such default and (c) the current status of each such default: NONE


         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.


                                              CHASE MANHATTAN BANK USA, NATIONAL
                                              ASSOCIATION, as Servicer,

                                              By: /s/ Patricia Garvey
                                                  --------------------------
                                              Name: Patricia Garvey
                                              Title: Vice President